Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Tucson Electric Power Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Debt	Senior Notes	Rule 457(r)	(1)	(1)	(1)	(1)	(1)

	Total Offering Amount					(1)		(1)

	Total Fees Previously Paid							—

	Total Fee Offsets							$12,120

	Net Fee Due							(1)

(1)

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee, except for $12,120 of unused registration fees previously paid with respect to $100,000,000 unsold aggregate offering amount that was previously registered under the Registration Statement on Form S-3 (File No. 333-231982) filed on June 6, 2019 (the “Prior Registration Statement). Pursuant to Rule 457(p) under the Securities Act, these unused registration fees will be applied to the fees payable pursuant to this Registration Statement under the applicable prospectus supplement. The offering of the unsold aggregate offering amount associated with the claimed offset under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Tucson Electric Power Company	S-3	333-231982	June 6, 2019		$12,120(2)	Debt	Senior Notes	—	$100,000,000(3)
Fee Offset Sources	Tucson Electric Power Company	S-3	333-281982		June 6, 2019						$169,680

(2)	Pursuant to Rule 457(p) under the Securities Act, these unused registration fees will be applied to the fees payable pursuant to this Registration Statement under the applicable prospectus supplement.
(3)

As of the effective date of this Registration Statement, the registrant will have terminated or completed any offering that included the unsold aggregate offering amount associated with the claimed offset under the Prior Registration Statement.